(d)(3) Form of Investment Management Services Agreement, dated August __, 1999, between Registrant, on behalf of AXP Variable Portfolio -
          Federal  Income  Fund  and  IDS  Life   Insurance   Company.

(d)(5) Form of Addendum to Investment Advisory Agreement, dated August __, 1999 between IDS Life Insurance Company and American Express Financial Corporation.

(d)(8) Form of Administrative Services Agreement, dated August __, 1999 between Registrant, on behalf of AXP Variable Portfolio - Federal Income Fund and American Express Financial Corporation.

(g)(3) Form of Custodian Agreement, dated August __, 1999 between Registrant, on behalf of AXP Variable Portfolio - Federal Income Fund and American Express Trust Company.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(p)(1) Directors' Power of Attorney, to sign Amendments to this Registration Statement dated Jan. 14, 1999, is filed electronically herewith.

(p)(2) Officers' Power of Attorney, to sign Amendments to this Registration Statement, dated March 1, 1999, is filed electronically herewith.